REVOLVING LINE OF CREDIT
AGREEMENT

This loan agreement (the “Agreement”), dated as of October 15, 2008 (the “Agreement Date”) is made by and between:

MANTRA VENTURE GROUP LTD., a company duly incorporated under the laws of the State of Nevada and having its office located at Suite 1205, 207 West Hastings Street, Vancouver, British Columbia, V6B 1H7
(the “Borrower”)

AND

LARRY KRISTOF, the President, Chief Executive Officer and a Director of the Borrower
(the “Lender”)

BACKGROUND

A. The Lender has agreed to make available to the Borrower a revolving line of credit of up to US $250,000.

B. As of the Agreement Date, the Lender has previously advanced loans to the Borrower (the “Prior Advances”).

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which each of the parties hereby acknowledges, the parties agree as follows:

PART 1

TERMS OF LINE OF CREDIT

1.
Line of Credit.  The Lender will make available to the Borrower for a period extending to October 14, 2010 (the “Maturity Date”), a revolving line of credit for the principal amount of up to US $250,000 (the “Credit Limit”). In connection herewith, the Borrower will execute and deliver to the Lender a promissory note in the amount of the Credit Limit attached hereto as “Exhibit A” (the “Promissory Note”). All sums advanced on the Credit Line pursuant to the Agreement or as Prior Advances shall become part of the principal of the Promissory Note.

2.	Prior Advances. The balance of the Line of Credit available to be advanced to the Borrower will be reduced by the Prior Advances.

3.	Draw Down Period. The Borrower may draw down funds under the Line of Credit from the Agreement Date until the Maturity Date.

4.
Notice of Advance by Borrower.  In order to draw down funds under the Line of Credit, the Borrower must provide written notice to the Lender of the amount the Borrower wishes to be advanced (the “Notice”), such amount not to exceed US $25,000 each month (the “Advance Amount”).

5.	Advances by Lender. Within 30 days of receiving the Notice from the Borrower, the Lender will provide the Advance Amount to the Borrower.

6.
Method of Payment of Advances.  All advances made by the Lender on account of the Line of Credit will be made by cheque delivered to the Borrower or by wire transfer to an account to be designated by the Borrower.

7.
Payment of Outstanding Balance.  The outstanding balance of the Line of Credit, including the Prior Advances, is repayable on the Maturity Date. The Borrower may repay the outstanding balance, in whole or in part, at any time prior to the Maturity Date. Any repayments made by the Borrower prior to the Maturity Date will be applied toward the outstanding balance of the Line of Credit. The repaid funds may be re-borrowed by the Borrower at any time before the Maturity Date. At any particular time during the term of the agreement, the Borrower may have borrowed in aggregate no more than the Credit Limit.

8.	Fee. The Borrower will pay to the Lender a one-time fee of US $100 within 10 business days of entering into the Agreement as consideration for the Line of Credit.

9.
Term.  The Agreement shall be effective as of the Agreement Date and will continue in full force and effect until the later of two years following the Agreement Date or until the outstanding balance of the Line of Credit has been paid in full.

10.
Costs.  The Borrower will pay the costs of the drawing, execution and delivery of the Agreement, provided however, that the parties will each be responsible for their own legal costs in relation to the Agreement.

PART 2

GENERAL

11.	Assignment. Neither party may assign its rights under the Agreement, in whole or in party, without the prior written consent of the other party.

12.	Enurement. This Agreement and all its provisions will enure to the benefit of and be binding upon the parties, their successors and permitted assigns.

13.
Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed will be considered to be an original and such counterparts together will constitute one and the same agreement.

14.
Invalidity of Any Provision.  If any covenant, obligation or provision contained in the Agreement is invalid or unenforceable, the remainder of the Agreement will not be affected and each covenant, obligation or provision of the Agreement will separately be valid and enforceable to the fullest extent permitted by law.

TO EVIDENCE THEIR AGREEMENT each of the parties has executed the Agreement on the date appearing below.

MANTRA VENTURE GROUP LTD.

By: /s/ Dennis Petke
Dennis Petke
CFO and Authorized Signatory

Date:  October 15, 2008

/s/ Larry Kristof
Larry Kristof

Date:  October 15, 2008

EXHIBIT A

NON-INTEREST BEARING PROMISSORY NOTE

AMOUNT:                 US $250,000

DATE:                      October 15, 2008

FOR VALUE RECEIVED, the undersigned promises to pay to the order of LARRY KRISTOF the sum of TWO HUNDRED FIFTY THOUSAND DOLLARS (US $250,000), or the aggregate unpaid principal amount of all advances made by the Lender to the Borrower pursuant to the terms of a Revolving Line of Credit Agreement. The principal of the loan is non-interest bearing and shall be fully and immediately payable on October 14, 2010 (the “Maturity Date”).

This note shall take effect as a sealed instrument and be enforced in accordance with the laws of the Province of British Columbia.  All parties to this note waive presentment, notice of non-payment, protest and notice of protest, and agree to remain fully bound notwithstanding the release of any party, extension or modification of terms, or discharge of any collateral for this note.

NOTICE TO BORROWER: THIS IS A DEMAND NOTE AND SO MAY BE COLLECTED BY THE LENDER AT ANY TIME ON OR AFTER THE MATURITY DATE.

MANTRA VENTURE GROUP LTD.

Per:           /s/ Dennis Petke
Name:       Dennis Petke
Title:         Chief Financial Officer